ONG EU JIN
PARTNERSHIP

general@oejpartnership.com
+603 6206 2053

Unit 9-1, Level 9,
Wisma Mont Kiara,
No. 1, Jalan Kiara, Mont Kiara,
50480 Kuala Lumpur

Managing Partner
Ong Eu Jin

Partners
Diane Ngu Dai En
Lee Zai-Lii (Lily)
Sunny Liew Siew Pang

Principal
Lim Khey Ken

Senior Associates
Brenda Chew Xin Mae
Ivy Tee Sook Peng
Rowena Ng Zhi Ying

Associates
Brenda Loh Ling Li
Chan Weng Hong
Charmaine Lim Ming Li
Chuah Wen Xuan
Danusha Ramu
Lee Hui En
Liew Ying Ching
Low Wei Kang
Mendy Ong Sze Yen
Quek Li Thong

Please quote our reference when replying:
Our Reference: OEJ/DN/VK/2024/0062
Your Reference: Please advise

October 24, 2025

GIGABIT INC.
Suite 13-01, 13-02 and 13-04
Level 13, Menara Sunway Visio
Lingkaran SV, Sunway Velocity
55100 Kuala Lumpur, Malaysia

BY EMAIL

Attn: Mr. Teoh Paik Yau

Dear Sirs,

RE: GIGABIT INC. (THE "COMPANY") – LEGAL OPINION ON MALAYSIAN LAW IN CONNECTION WITH THE PROPOSED INITIAL PUBLIC OFFERING ("IPO") ("PROPOSED LISTING")

Introduction

1. We are advocates and solicitors admitted to the High Court of Malaya and are qualified Malaysian law practitioners. We have been instructed to issue this legal opinion ("**Opinion**") in our capacity as Malaysian counsel to the Company, including its subsidiaries, Gigabit Hosting Sdn Bhd and Gigabit Space Sdn Bhd (collectively referred to as "**Malaysian Subsidiaries**"), both incorporated under the laws of Malaysia.

2. This Opinion is given to the Company solely for its benefit in relation to the IPO of the Company's ordinary shares as set forth in its registration statement on Form F-1, including all amendments or supplements thereto ("**Registration Statement**"), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1993 (as amended).

Qualifications

3. Our Opinion is subject to the following qualifications:

   (i) We have relied on the accuracy, truth and completeness of factual statements or representations provided to us by any director, officer or representatives of the Company and the Malaysian Subsidiaries, whether or not in writing, in respect of matters concerning the Company and the Malaysian Subsidiaries; and

general@oejpartnership.com
+603 6206 2053
Unit 9-1, Level 9,
Wisma Mont Kiara,
No. 1, Jalan Kiara, Mont Kiara,
50480 Kuala Lumpur

(ii) This Opinion is limited strictly to the matters expressly stated herein and does not apply by implication to any other matters, whether explicitly stated or implied.

Scope of Opinion

4. This Opinion relates only to the laws of general application in Malaysia as of the date of this Opinion and is given on the basis that the Opinion will be governed by and construed in accordance with the laws and regulations of Malaysia which are in force as at the date of this Opinion.

5. We have not investigated or expressed any opinion on the laws of jurisdictions other than Malaysia or matters unrelated to the legal issued arising under Malaysian law.

6. Without prejudice to the foregoing:

(i) We express no opinion on the following:

(a) Any taxation laws of any jurisdiction;

(b) The effect of any systems of law (other than Malaysian law) even in cases where, under Malaysian law, any foreign law should be applied, and we therefore assume that any applicable law (other than Malaysian law) would not affect or qualify the opinions as set out below; and

(c) Matters of fact or commercial matters.

(ii) This Opinion speaks as of the date hereof. We undertake no obligation to update or amend this Opinion or to notify any party of changes in law, facts, or other circumstances that may affect its content after this date.

Opinion

7. Based on the foregoing and subject to the qualifications herein, we are of the opinion that:

(i) Statements outlined in the Registration Statement under the captions "Risk Factors" (relating to Malaysian laws and regulations), "Business", "Regulations", "Material Tax Considerations" and "Legal Matters", in each case insofar as such statements describe or summarise Malaysian laws or proceedings referred to therein, are true and accurate in all material respects and fairly represent and summarise Malaysian laws or proceedings without material omissions that could render them misleading; and

(ii) Disclosures in the Registration Statement under the captions "Risk Factors" (relating to Malaysian laws and regulations), "Business", "Regulations", "Material Tax Considerations" and "Legal Matters" accurately reflect our professional legal opinion to the extent they pertain to Malaysian laws.

ONG EU JIN
PARTNERSHIP

general@oejpartnership.com
+603 6206 2053

Unit 9-1, Level 9,
Wisma Mont Kiara,
No. 1, Jalan Kiara, Mont Kiara,
50480 Kuala Lumpur

Purpose and Limitations

8. This Opinion is prepared exclusively for the Company's benefit in connection with the IPO and must not be relied upon by any other party or used for any purpose beyond these outlined herein, particularly:

   (i) This Opinion must not be relied upon or used by any individual or entity other than the Company for any purpose beyond those outlined herein; and

   (ii) This Opinion may not be disclosed, quoted, or referenced in any public document or shared with any third party, including regulatory agencies, stock exchanges, or governmental authorities, without our prior written consent, except as required by applicable laws or regulations.

Liability

9. For avoidance of doubt, this Opinion is not to be relied upon by any party other than the Company. We disclaim any responsibility or liability to any third party who may receive or rely upon this Opinion, whether directly or indirectly, without our express prior written consent.

10. Subject to applicable laws, the Company may rely on this Opinion provided that our aggregate liability concerning matters address herein is limited to the total net fees received by us in connection with the Proposed Listing.

Consent

11. We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement.

Thank you.

Yours faithfully,
Ong Eu Jin Partnership



cc. **Loeb & Loeb LLP** **By Email**
Attn: Ted Paraskevas/ Jana Jim